Independent Auditors' Consent



To the Shareholders and Board of Directors of Oppenheimer Quest
Value Fund, Inc. (formerly, Quest for Value Fund, Inc.):

We consent to the use of our report dated December 20, 1995 included herein and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




                                   /s/ KPMG Peat Marwick LLP

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                                   KPMG Peat Marwick LLP

New York, New York
February 8, 1996